UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 4, 2005

NUVASIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

4545 Towne Centre Court San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 909-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement, Item 2.01. Completion of Acquisition or Disposition of Assets and Item 3.02. Unregistered Sales of Equity Securities.

On August 4, 2005, NuVasive, Inc. (“NuVasive”) acquired assets and technology from Pearsalls Limited (“Pearsalls”), pursuant to the terms of an Asset Purchase Agreement dated as of such date (the “Purchase Agreement”).  The acquired assets include a cervical nucleus-like replacement device called Neodisc, a development-stage product.  Also included is all of Pearsalls’ intellectual property related to embroidery technology for use in surgical implants.  The additional potential products are in early development stages.

The closing of the acquisition was completed on the same date as the Purchase Agreement.  The transaction required a closing payment by NuVasive of $12 million, including $5 million in cash and $7 million in stock. Terms of the transaction call for NuVasive to make additional payments upon the achievement of certain milestones leading to FDA approval that could total up to an additional $31.5 million in cash and stock.  NuVasive will also pay a royalty of 5% on sales of the Neodisc product for the life of the relevant patents.

The closing payment included 395,972 unregistered shares of NuVasive’s common stock (the “Shares”).  NuVasive has an obligation to register the shares for resale.  In addition, (a) NuVasive must pay to Pearsalls the amount by which the aggregate value of the Shares is less than $6,300,000 on the day prior to the effectiveness of the registration statement, and (b) Pearsalls must pay to NuVasive the amount by which the aggregate value of the Shares exceeds $7,700,000 on the day prior to the effectiveness of the registration statement.

Under the Purchase Agreement, NuVasive has an obligation to use commercially reasonable efforts to commercialize products based on the acquired technology, which obligation can be satisfied by the successful commercialization of certain products, continuing commercialization efforts, or making cash payments totaling no more than $10 million.  If NuVasive does not pursue commercialization and also elects not to make the cash payments, rights to the acquired technology could revert to Pearsalls.

In connection with the transaction, the parties also executed an Exclusive Manufacturing Agreement pursuant to which Pearsalls will act as the exclusive manufacturer of the Neodisc product, subject to NuVasive’s right to move manufacturing under certain circumstances.

As a result of the acquisition, the operations associated with the acquired assets will be included in NuVasive’s consolidated financial results for periods from and subsequent to August 5, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 4, 2005 by and among NuVasive, Inc., Pearsalls Limited, and American Medical Instruments Holdings, Inc.
4.1	Registration Rights Agreement, dated as of August 4, 2005, by and between NuVasive, Inc. and Pearsalls Limited.
10.1*	Exclusive Manufacturing Agreement, dated as of August 4, 2005, by and between NuVasive, Inc. and Pearsalls Limited.
99.1	Press Release issued by NuVasive, Inc. dated June 6, 2005

* Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  This exhibit has been filed separately with the Secretary of the Commission without the redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 10, 2005	NUVASIVE, INC.
	By:	/s/ Kevin C. O’Boyle,
Kevin C. O’Boyle, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 4, 2005 by and among NuVasive, Inc., Pearsalls Limited, and American Medical Instruments Holdings, Inc.
4.1	Registration Rights Agreement, dated as of August 4, 2005, by and between NuVasive, Inc. and Pearsalls Limited.
10.1*	Exclusive Manufacturing Agreement, dated as of August 4, 2005, by and between NuVasive, Inc. and Pearsalls Limited.
99.1	Press Release issued by NuVasive, Inc. dated June 6, 2005

* Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text.  This exhibit has been filed separately with the Secretary of the Commission without the redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.